UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

MobileBits Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53953	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11835 W. Olympic Blvd. Suite 855 Los Angeles, CA 90064
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (941) 309-5356

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2012, MobileBits Holdings Corporation, a Nevada Corporation, (the “Company”) entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Aixum Tec AG, a Liechtenstein aktiengesellschaft (“Aixum”), and each individual who executed the Exchange Agreement as a seller (the “Sellers”), pursuant to which the Sellers will exchange their shares of Aixum for shares of the Company (the “Share Exchange).  Subject to the terms and conditions of the Exchange Agreement, Aixum will become a wholly-owned subsidiary of the Company.

Pursuant to the Exchange Agreement, upon the closing of the Share Exchange each Seller will sell to the Company its shares of Aixum (the “Transferred Shares”).  In consideration for the Transferred Shares, the Company will issue to each Seller such Seller’s pro rata portion of a number of shares of the Common Stock, par value $0.001 per share, of the Company, equal to (A) 6,666,667 minus (B) the sum of (i) the Liability Shares (as defined in the Exchange Agreement), if any, plus (ii) the Cost Shares (as defined in the Exchange Agreement), if any.

In addition but subject to certain indemnity provisions of the of Exchange Agreement, should Aixum operate at a net profit for the period commencing July 1, 2012 and ending September 30, 2012, the Company will issue to each Seller such Seller’s pro rata portion of 666,667 additional shares .

The respective obligations of each party to effect the Share Exchange is subject to certain customary closing conditions, as well as other conditions, including (i) the entry into Employment Agreements with certain officers of Aixum, (ii) the delivery by Aixum to the Company of audited financial statements for the years ended December 31, 2010 and 2011 (the “Audited Financial Statements”), (iii) the delivery by the Sellers to the Company of assignments of all outstanding shares of capital stock of Aixum, and (iv) the delivery by Aixum to the Company of evidence of full ownership of its intellectual property.

The Exchange Agreement contains customary covenants, including covenants providing: (i) for Aixum to conduct its operations in all material respects according to the ordinary and usual course of business consistent with past practice during the period between the execution of the Exchange Agreement and the closing of the Share Exchange; (ii) that neither Aixum nor the Sellers will solicit or encourage any competing acquisition proposal, and (iii) that the Sellers will not compete in the business of the Company or solicit Aixum personnel or customers for a three year period after the closing date.

The Exchange Agreement also contains certain termination rights and indemnification obligations, and provides that:

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within fifteen calendar days of the date of the Exchange Agreement (the “Fifteen Day Period”) Aixum shall provide to the Company all material documents and other information in connection with Aixum’s representations and warranties.  If Aixum fails to provide such documentation within the Fifteen Day Period, the Company may terminate the agreement without penalty.  The Company may also terminate the aagreement without penalty during the Company’s diligence period, which is for a period of thirty (30) calendar days of the date of the Exchange Agreement (the “Company’s Diligence Period”) if the Company uncovers information that, should the share exchange take place, would have a material adverse effect on the Company’s business.  If the Company terminates the agreement during the Company’s Diligence Period after uncovering information that, should the Share Exchange take place, would have a material adverse effect on the Company’s business, then the Sellers and Aixum will be obligated to pay the Company all costs and expenses incurred by the Company in connection with the Company’s Audited Financial Statements.

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upon termination of the Exchange Agreement under specified circumstances, including if (i) (A) any of Aixum’s representations and warranties become untrue or inaccurate such that Company’s conditions to close cannot be satisfied or (B) there has been a breach by Aixum of its respective covenants or agreements in the agreement (and such breach is not curable within 60 days) such that the respective closing condition would not be satisfied, (ii) Aixum has breached its obligations regarding acquisition proposals, and (iii) the Sellers’ have not delivered to the Company within 30 days of the date of this agreement assignments of all outstanding shares of the capital stock of Aixum, Aixum will (i) owe the Company a cash termination fee of $250,000, as liquidated damages, (ii) be required to reimburse the Company for expenses in an amount up to $100,000, (iii) be obligated to immediately repay to the Company all amounts advanced to Aixum by the Company, and (iv) be obligated to grant to the Company an exclusive, two year, royalty free license to Aixum’s Product (as defined in the Exchange Agreement) with the right to sublicense the product in the United States, Mexico and Canada.

●
 upon the termination of the Exchange Agreement by Aixum because (A) any of the Company’s representations and warranties become untrue or inaccurate such that the Sellers’ conditions to close cannot be satisfied or (B) there has been a breach by the Company of its respective covenants or agreements in the agreement (and such breach is not curable within 60 days) such that Aixum’s closing condition would not be satisfied, the Company will (i) owe Aixum a cash termination fee of $250,000, as liquidated damages, and (ii) be required to reimburse Aixum for expenses in an amount up to $100,000 minus any prior advances made by the Company to Aixum pursuant to the Promissory Note, dated March 7, 2012, in the principal amount of CHF 110,000 (or approximately $114,800).

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The Sellers have agreed to jointly and severally indemnify the Company and Aixum for certain losses.  The Sellers liability is limited to an additional 666,667 shares of Company common stock that the Sellers may be entitled to should Aixum operate at a net profit for the period commencing July 1, 2012 and ending September 30, 2012.  Notwithstanding the foregoing, there is no limitation on liability if a claim relates to a loss regarding Sellers capital stock of Aixum or binding agreement representations.

A copy of the Exchange Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement.

The Exchange Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Aixum or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Exchange Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Exchange Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Aixum or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and Aixum, including future financial and operating results, the combined Company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Company’s or Aixum’s board of directors to approve the closing of transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of the Company following completion of the proposed transaction; the Company’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; and general economic conditions that are less favorable than expected.  Additional information and other factors are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description

2.1
Share Exchange Agreement, dated as of May 21, 2012, by and among MobileBits Holdings Corporation, Aixum Tec AG, and each of the individuals who executed the agreement on the signature page as a seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORPORATION

Date: May 25, 2012	By:	/s/ Majid Abai
Majid Abai
Chief Executive Officer